Exhibit 10.1

Dated as of September 14, 2005

Global Services Partners Acquisition Corp.

9302 Lee Highway, 5th Floor

Fairfax, Virginia 22031

HCFP/Brenner Securities LLC

888 Seventh Avenue, 17th Floor

New York, New York 10106

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned officer, director and security holder of Global Services Partners Acquisition Corp. (the “Company”), in consideration of HCFP/Brenner Securities LLC’s (“Brenner”) willingness to underwrite an initial public offering of the securities of the Company (the “IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 10 hereof):

1. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to (i) cause the Trust Fund to be liquidated and distributed to the holders of the shares of Class B common stock sold in the Company’s IPO and (ii) liquidate as soon as reasonably practicable. The undersigned waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund as a result of such liquidation with respect to his Insider Securities (each a “Claim”) and hereby waives any Claim he may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company together with Abhishek Jain and Avinash Vashistha (collectively with the undersigned, the “Indemnifiers”) against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold, or by any target business, only in the event that such vendor, other person or target business did not execute an agreement waiving any right, title, interest or claim of any kind in or to any amounts held in the Trust Fund, and only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

Global Services Partners Acquisition Corp.

HCFP/Brenner Securities LLC

September 14, 2005

2. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Trust Fund or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Brenner that the business combination is fair to the Company’s stockholders from a financial perspective.

4. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation or fees of any kind, including finder’s and consulting fees, prior to, or for services they rendered in order to effectuate, the Business Combination; provided that, commencing on the Effective Date, Everest Telecom LLC (“ETLLC”), an Affiliate of the undersigned, shall be allowed to charge the Company an allocable share of ETLLC’s overhead, up to $7,500 per month, to compensate ETLLC for the Company’s use of ETLLC’s offices, utilities and personnel. The undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5. Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6. The undersigned agrees not to sell any of his Insider Securities until the Company’s completion of a Business Combination.

7. The undersigned agrees to be the Chairman of the Board and Chief Executive Officer of the Company until the earlier of the consummation by the Company of a Business Combination or the distribution of the Trust Fund. The undersigned’s biographical information furnished to the Company and Brenner and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Brenner is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

Global Services Partners Acquisition Corp.

HCFP/Brenner Securities LLC

September 14, 2005

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as the Chief Executive Officer and a member of the Board of Directors of the Company.

9. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Brenner and its legal representatives or agents (including any investigative search firm retained by Brenner) any information they may have about the undersigned’s background and finances (“Information”). Neither Brenner nor its agents shall be violating my right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

10. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors and securityholders of the Company immediately prior to the IPO; (iii) “Insider Securities” shall mean all of the shares of common stock, Class W Warrants and Class Z Warrants (and all shares of common stock underlying such securities) of the Company owned by an Insider prior to the IPO; and (iv) “Trust Fund” shall mean that portion of the net proceeds of the IPO placed in trust for the benefit of the holders of the shares of Class B common stock issued in the Company’s IPO as contemplated by the Company’s prospectus relating to the IPO.

Global Services Partners Acquisition Corp.

HCFP/Brenner Securities LLC

September 14, 2005

Rahul Prakash

/s/ RAHUL PRAKASH
Signature

Exhibit A

Rahul Prakash has been our Chairman of the Board and Chief Executive Officer since our inception. Mr. Prakash has served as the President and Chief Executive Officer of Everest Telecom LLC, a private investment firm that invests and manages investments in business services, software services, telecommunications and related businesses, since he founded that company in April 2002. Since March 2005, he also has served as the Chairman of the Board of Softscribe, a business process services company based in India, and since February 2005, has served as the Chairman of the Board of Everest Services, a software outsourcing firm, both of which are portfolio companies of Everest Telecom. From 1994 to 1997, Mr. Prakash was Vice President of Telcom Ventures, a private equity firm, and thereafter served as that company’s President from 1997 to September 2002. During his tenure, Telcom was an early investor in: XM Satellite Radio Holdings, Inc., a Nasdaq listed company; Aether Holdings, Inc., a Nasdaq listed company; Teligent, Inc., which was formerly a Nasdaq listed company; Mobile Satellite Ventures; Ubiquitel PCS, an affiliate of Sprint Corp., a New York Stock Exchange listed company; and BPL Mobile, a cellular operator in India, among others. Under Mr. Prakash’s leadership, Telcom also invested in Wireless Ventures of Brazil and Wireless Ventures of Argentina, which were collectively acquired in 1997 by Nextel Partners, Inc., a Nasdaq listed company. During his tenure at Telcom, Mr. Prakash served on the boards of two publicly-traded portfolio companies, Aether (from 1996 to June 2001), and Teligent (from May 2001 to September 2002). From 1991 to 1997, Mr. Prakash was employed with LCC International, Inc., a Nasdaq listed telecommunications company, as Vice President and Special Advisor to the Chairman. While at LCC, Mr. Prakash also served as Head of Business Development for Telemate, a joint venture of France Telecom and LCC International based in Paris (from 1993 to 1994). Mr. Prakash was a founding board member of the Indian CEO Council of the U.S., an organization of senior executive entrepreneurs, serving from 1996 until March 2005. Mr. Prakash received a B.A. with honors and an M.B.A. from Delhi University and an M.B.A. from American University.